UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 17, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

Financial Update

Comverse Technology, Inc. (the “Company”) is disclosing in this Current Report on Form 8-K certain unaudited selected financial information relating to the Company and Comverse, Inc. and the subsidiaries of Comverse, Inc., which comprise the Company’s Comverse segment (the “Comverse Segment”), and excluding the Company’s majority-owned subsidiaries and certain other miscellaneous operations.  The Company is in the process of preparing its financial statements as of and for the fiscal year ended January 31, 2011 (“Fiscal 2010”) and for certain quarterly periods to become current in its periodic reporting obligations under the federal securities laws.  As a result of this process, all information presented herein is preliminary, unaudited and subject to adjustments, which may be material.

Selected Unaudited Preliminary Financial Information

Product Bookings

Consistent with management’s previously disclosed expectations, the Comverse Segment experienced a slight increase in product bookings for Fiscal 2010 as compared to Fiscal 2009.  The Company defines “product bookings” as projected revenue from orders executed during a specified period, excluding revenue from maintenance agreements.

Cash and Cash Equivalents

Cash, cash equivalents, short-term investments, bank time deposits and restricted cash (collectively, “Cash and Cash Equivalents”) of the Company and the Comverse Segment at January 31, 2011 was $458 million, compared to approximately $282 million at October 31, 2010.

The increase in Cash and Cash equivalents during the fiscal quarter ended January 31, 2011 was primarily attributable to:

•
net proceeds of $77 million received by the Company from the sale of 2.3 million shares of common stock of Verint Systems Inc., a majority-owned subsidiary of the Company, in a secondary public offering;

•
cash proceeds in the aggregate amount of $56 million received by the Company from a dividend paid to it by Ulticom, Inc. and the sale of its shares of common stock of Ulticom, Inc., which had been a majority-owned subsidiary of the Company prior to such sale; and

•	$6 million of borrowings by Comverse Ltd., an indirect wholly-owned subsidiary of the Company, under an existing line of credit.

During the fiscal quarter ended January 31, 2011, the Company and the Comverse Segment made the following estimated significant disbursements:

•	approximately $22 million of compliance-related professional fees and compliance-related compensation and other expenses; and

•	approximately $17 million in restructuring and other payments, principally related to a workforce reduction initiative at the Comverse Segment.

Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses incurred in connection with (a) the Company’s efforts to complete current and previously issued financial statements and audits of such financial statements (b) the Company’s efforts to become current in its periodic reporting obligations under the federal securities laws.

Restricted Cash

Included in Cash and Cash Equivalents is restricted cash, which aggregated $68 million at January 31, 2011, compared to $67 million at October 31, 2010.  Restricted cash includes compensating cash balances related to existing lines of credit and deposits that are pledged as collateral or restricted for use to settle specified credit-related bank instruments. In addition, restricted cash includes proceeds from sales and redemptions of auction rate securities (“ARS”) that are restricted until the amounts payable under the terms of a consolidated shareholder class action settlement agreement are paid in full.

ARS

Cash and Cash Equivalents at January 31, 2011 excludes ARS totaling approximately $94 million aggregate principal amount as of January 31, 2011 valued as of such date at approximately $72 million. As noted above, proceeds from sales or redemptions of ARS are restricted under the terms of a consolidated shareholder class action settlement agreement.

Indebtedness

At January 31, 2011, the Company and its wholly-owned subsidiaries had indebtedness of approximately $8 million consisting of (i) $6 million of outstanding borrowings by Comverse Ltd. under an existing line of credit and (ii) approximately $2 million in aggregate principal amount outstanding of the Company’s convertible debt obligations.

In accordance with General Instruction B.2., the foregoing information is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information disclosed under Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by a specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Departure of Certain Officers

On February 17, 2011, Dror Bin, the Executive Vice President, President, Global Sales of Comverse, Inc. tendered his resignation from employment with the Company, effective April 18, 2011 (the “Termination Date”).  Mr. Bin will continue to provide the Company with transition services through the Termination Date.

(c)           Appointment of Certain Officers

On February 22, 2011, the Company named Lionel Chmilewsky as Senior Vice President, Customer Facing Group of Comverse, Inc., leading the Comverse Segment’s global product sales and account management activities.

Mr. Chmilewsky, age 49, has served as Chief Executive Officer of Netcentrex and General Manager of Comverse France since April 2009.  From January 2004 to March 2009, Mr. Chmilewsky served in various executive positions with Proxim Wireless Corporation, a provider of high-speed wireless communications equipment and services, including as its Executive Vice-President, Worldwide Sales from January 2008 to March 2009, Senior Vice President, International Sales from July 2006 to December 2007, Vice President, International Sales from April 2005 to June 2006 and Vice President, EMEA sales from January 2004 to March 2005.  Mr. Chmilewsky holds a degree in Business Administration from Rouen Business School.

Item 7.01.	Regulation FD Disclosure

Letter to Employees

The President and Chief Executive Officer of the Company issued today a letter to employees of the Company and the Comverse Segment.  A copy of the letter is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2., the foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information disclosed under Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Letter to Employees, dated February 22, 2011.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that constitute “forward-looking statements.”  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology.  By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this Current Report.  Such risks and uncertainties may give rise to future claims and increase exposure to contingent liabilities. There can be no assurances that any forward-looking statements will be achieved.  These risks and uncertainties arise from (among other factors) the fact that the information presented herein is preliminary, unaudited and subject to adjustments, which may be material, and therefore is subject to material change and may differ from actual results.  The Company undertakes no commitment to update or revise forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: February 22, 2011	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	SVP, General Counsel